UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant ☑

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☑	Definitive additional materials
☐	Soliciting material under § 240.14a-12

MOSYS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

China Unicom (Shenzhen division) Issues Corporate Seal to Peraso/Jaguar Wave Networking Product

Jaguar Wave Utilizes Peraso 60GHz X720 Chipset for 5G Backhaul

TORONTO, ON – October 29th, 2021 – Peraso Technologies Inc. (“Peraso”), a privately held company that recently entered into a definitive agreement for a business combination with MoSys, Inc. (Nasdaq: MOSY) (“MoSys”), Jaguar Wave announced today that China Unicom (Shenzhen division), has successfully completed testing of the Jaguar Wave PTP6151, a point-to-point mmWave radio unit utilized for backhaul of 5G base stations in China. At the heart of the PTP6151 is the Peraso X720 chipset, which is fully compliant with the IEEE802.11ad standard.

•	For a 6 month test period, China Unicom has consistently achieved data rates of 990 Mbps (limited by GigaEthernet) at 850 meters
•	Tests were conducted under serious weather conditions including high temperatures, rain storms and lightning strikes at the Shenzhen Shiyan area
•	Jaguar Wave, in cooperation with Peraso, receives China Unicom corporate seal

With the successful completion of the testing in a variety of environments, China Unicom (Shenzhen division) has provided Jaguar Wave with its corporate seal, thus endorsing Jaguar Wave and Peraso with approval to provide equipment to the China Unicom network. The full test report can be viewed at [http:www.]

“We’re very proud of the achievement of this formidable goal with our partner Jaguar Wave in the China telecom market” stated Ron Glibbery, CEO of Peraso. “The technical standards at China Unicom are extremely rigid, so receiving their corporate seal is the culmination of the years of experience that Peraso has developed in the delivery of high-performance mmWave systems”.

“With our close relationship with Peraso, we were able to develop a product for China Unicom that will be used to facilitate the continued deployment of their 5G network in China” explained James Li, Chief Marketing Officer for Jaguar Wave. “Backhaul is a critical aspect of an aggressive 5G deployment, so the PTP6151 provides telecom carriers with a powerful tool for the global 5G roll out”.

•

The X720 chipset from Peraso is the only IEEE802.11ad-complaint chip set that includes both a baseband and mmWave phased array device from a single vendor and supports the full V-band frequency range of 57 GHz to 71 GHz.

•	Particular support of frequencies from 64 GHz to 71 GHz where oxygen absorption is reduced significantly,
•	Peraso-based systems have achieved links of over 28kms.

This remarkable achievement is facilitated by way of Peraso’s full control over the radio performance in conjunction with all the necessary firmware algorithms.

China Unicom is China’s number two mobile carrier, with over 300 million subscribers. The Company has been one of the "Fortune Global 500" companies for consecutive years and ranked 260th in "Fortune Global 500" for the year 2021. It was also voted as "Asia's No.1 Most Honored Telecom Company" in 2021 for the sixth consecutive year by Institutional Investor.

The X720 chipset is available immediately from Peraso.

The PTP6151 is available immediately from Jaguar Wave.

-	XXX -

About Peraso Technologies, Inc.

Peraso is a fabless semiconductor company headquartered in Toronto, Canada. The company is a world leader in mmWave semiconductors, including 5G mmWave and 60GHz products compliant with the IEEE802.11ad standard. For more information, visit www.perasotech.com.

FOLLOW US:  Facebook|  LinkedIn  |  Twitter

About Shenzhen Jaguar Wave Technology Co., Ltd.
Jaguar Wave is dedicated to development and application of mmWave in all scenarios. Our mission is to make mmWave more user friendly and help people to enjoy the benefits of mmWave: “Faster, Smarter, Trustworthy”. With more than dozens of patents and a multi-million dollar in-house laboratory operated by a Ph.D team, Jaguar Wave is able to provide comprehensive service to our clients, including 5G mmWave products and 60GHz mmWave products. We are committed to become the leader of 5G mmWave technology in China. Visit www.jaguarwave.com.

COMPANY CONTACT: MEDIA CONTACT:

Mike HamiltonMelinda DeNicola

Peraso Technologies Inc.Peraso Technologies Inc.

416-637-1048416-543-8348

mikeh@perasotech.commdenicola@perasotech.com

No Offer or Solicitation

This communication is for informational purposes and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Additional Information and Where to Find It

A full description of the terms of the business combination is provided in the definitive proxy statement for the stockholders of MoSys (the “Proxy Statement”), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 18, 2021 and commenced mailing to the stockholders of MoSys as of the record date of October 14, 2021. MoSys stockholders, investors and other interested persons are urged to read the Proxy Statement, as well as other documents filed with the SEC because these documents contain important information about MoSys, Peraso, and the proposed business combination. Stockholders are also able to obtain a copy of the definitive Proxy Statement, without charge, by directing a request to: MoSys, Inc, 2309 Bering Drive, San Jose, CA 95131, attention: CFO or by sending an e-mail to priv_IR@mosys.com. The Proxy Statement can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in Solicitation

Under SEC rules, MoSys, Peraso, and their respective directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies of MoSys’ stockholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of MoSys’ directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 18, 2021. Information concerning the interests of MoSys’ and Peraso’s participants in the solicitation, which may, in some cases, be different than those of MoSys’ and Peraso’s stockholders generally, is set forth in the Proxy Statement.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created by those sections. All statements in this release that are not based on historical fact are "forward-looking statements." These statements may be identified by words such as "estimates," "anticipates," "projects," "plans," "strategy," "goal," or "planned," "seeks," "may," "might", "will," "expects," "intends," "believes," "should," and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address availability, operating performance, and advantages of the products of Peraso, Jaguar, individually or combined, expected outcome of the collaboration of Peraso and Jaguar, anticipated future combined products or services, and the consummation of the proposed business combination between Peraso and MoSys, that are not otherwise historical facts, are forward-looking statements.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, the availability and performance of the Peraso Integrated circuits, and the combined Peraso-Jaguar product, reliance on manufacturing partners to assist successfully with the fabrication of our ICs, availability of quantities of ICs supplied by our manufacturing partners at a competitive cost, level of intellectual property protection provided by our patents, vigor and growth of markets served by our customers and our operations, the ability to consummate the business combination between Peraso and MoSys, and other risks. Peraso undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.